UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014

Petro River Oil Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-49760	98-0611188
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

1980 Post Oak Blvd., Suite 2020

Houston, TX 77056

(Address of principal executive offices)

Registrant’s telephone number, including area code: (469) 828-3900

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 5, 2014, Petro River Oil Corp. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) disclosing that, on May 30, 2014, the Company had entered into a subscription agreement pursuant to which the Company purchased a 50% interest in Bandolier Energy LLC (“Bandolier”) (the “Subscription Agreement”). Thereafter, Bandolier, pursuant to a securities purchase agreement effective January 1, 2014 (the “Securities Purchase Agreement”), acquired all of the issued and outstanding equity of Spyglass Energy Group, LLC (“Spyglass”).

This Current Report on Form 8-K/A (this “Form 8-K/A”) is being filed to provide the disclosures required by Item 9.01 of Form 8-K, including the required historical financial information and amends and supplements the Original Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Unaudited statement of revenues and direct operating expenses of Spyglass Energy Group, LLC for the years ended December 31, 2013 and 2012, and for the three months ended March 31, 2014.

(b)	Pro Forma Financial Information.

The Company has filed a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for certain terms of the Subscription Agreement and the Securities Purchase Agreement, including the purchase price paid for Spyglass (the “Purchase Price”) and the Company’s initial capital contribution to Bandolier (the “Capital Contribution”). As a result of this confidential treatment request, pro forma financial statements are not being furnished as exhibits to this Form 8-K/A, as the Company would be required to disclose both the Purchase Price and the Capital Contribution in order to present such pro forma financial information.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Unaudited statement of revenues and direct operating expenses of Spyglass Energy Group, LLC for the years ended December 31, 2013 and 2012, and for the three months ended March 31, 2014.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2014

Petro River Oil Corp.

By:	/s/ Scot Cohen
Name:	Scot Cohen
Title:	Executive Chairman